Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Regency Centers Corporation:
We consent to the incorporation by reference in the registration statement (No. 333-52089, No. 333-44724, No. 333-114567, No. 333-125858, No. 333-125913, and No. 333-202971) on Form S-3 and (No. 333-194301) on Form S-3ASR and (No. 333-24971, No. 333-55062, No. 333-125857, No. 333-149872, and No. 333-174662) on Form S-8 of Regency Centers Corporation and (No. 333-194301-01) on Form S-3ASR of Regency Centers, L.P. of our reports dated February 18, 2016, with respect to the consolidated balance sheets of Regency Centers Corporation as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 combined annual report on Form 10-K of Regency Centers Corporation and Regency Centers, L.P.

/s/ KPMG LLP
February 18, 2016
Jacksonville, Florida
Certified Public Accountants